UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                  (Amendment 1)




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                        Date of Report: September 6, 2001



                               Pacific Sands, Inc.
                            ------------------------
                           (Exact name of registrant)




       Nevada                       00-29483                  88-0322882
(State of Incorporation)     (Commission file Number)  (I.R.S. Employer Id. No.)




                  601 W. Shaw Ave., #D, Clovis, CA        93612
               ---------------------------------------  ---------
               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code  (559) 325-7023
                                                    --------------



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Item 4. Changes in Registrant's Accountant.


Effective August 14, 2001, the registrant terminated the relationship between Registrant and its prior independent auditor, Cacciamatta Accountancy Corporation. Cacciamatta Accountancy Corporation's report on the Registrant' financial statements for calendar year ended July 2000 contained a qualified report regarding Registrant's ability to continue as a growing concern due to cumulative losses by Registrant. Cacciamatta Accountancy Corporation's report on the Registrant' financial statements for calendar year ended July 2000 contains no other adverse opinion or a disclaimer of opinion, and is not qualified or modified as to uncertainty, audit scope or accounting principles.


The decision to change independent auditors was approved by Registrant's board of Directors.


From the date of engagement, October 5, 2000, and through the date of termination, August 14, 2001, there were no disagreements with Cacciamatta Accountancy Corporation in regard to accounting principals or practice, matters of disclosure, or auditing scope of procedure which disagreements if not resolved to the satisfaction of Cacciamatta Accountancy Corporation would have caused it to make reference to the subject matter of the disagreements in connection with the Registrant's reports.



Effective August 14, 2001, the Registrant retained Alex D. Domantay & Associates to act as Registrant's independent accountant to audit Registrant's financial statements.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.



                                               Pacific Sands, Inc.
                                               -------------------
                                               (Registrant)


Date: September 6, 2001                        /s/      Stanley Paulus
                                               ------------------------------
                                               Stanley Paulus, President